EXHIBIT 5.1

November 20, 2024 Integrated Ventures, Inc. 412 East Madison Street Suite 1122 Tampa, Florida 33602

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Integrated Ventures, Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to be issued pursuant to the Integrated Ventures, Inc. 2024 Equity and Incentive Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements which accompany the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada.

We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Bookman LLP